CONSULTING AGREEMENT

THIS AGREEMENT MADE AS OF THE 1st  DAY OF FEBRUARY, 2000 (the "Effective Date"). BETWEEN:

WHITE KNIGHT GOLD (U.S.) INC., a company incorporated under the laws of Delaware having a business office at 760 Warm Springs Avenue, Suite A, Boise, Idaho 83712;

(the "Company")

AND:

ROBERT CUFFNEY, of 10395 Briar Circle, Truckee, California, 96161 (the "Consultant")

WHEREAS the Consultant is a Geologist who represents the Company as Vice President, Exploration;

AND WHEREAS, in this regard, the Company has agreed to retain the consulting services of the Consultant and the Consultant has agreed to provide consulting services to the Company on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree (the "Agreement") as follows:

1.

Engagement

1.1

The Consultant hereby agrees to provide the Company with his expertise, such expertise to be provided upon the terms and conditions contained in this Agreement.

2.

Duration of Service

2.1

This Agreement shall be in effect until terminated by either party on 30 days advance written notice to the other.

3.

Remuneration

 3.1 The remuneration of the Consultant shall be US$6,000.00 per month. Remuneration of the Consultant shall also be by way of stock options granted from time to time by the parent company (the "Parent Company") in such amounts and upon such terms as may be determined by the Board.

3.2

The parties hereby agree that the stock option agreements made as of the 2" day of October, 1996; 16`h day of March, 1999 and 6th day of October, 1997 are deemed to have been amended to provide that the options have been granted to the Consultant pursuant to this Agreement as an option for the services being provided by the Consultant hereunder.

4.

Duties of Consultant

4.1

The Consultant shall:

(a)

conform to all lawful instructions and directions given to him by the Directors of the Parent Company;

(b)

devote sufficient time and attention to the business and affairs of the Company; and

(c)

well and faithfully serve the Company and use his best efforts to promote the interests of the Company.

5.

Confidentiality

 5.1

Unless permitted by resolution of the Directors of the Parent Company (excluding the Consultant if he is a Director), the Consultant shall not, during the term of this Agreement or at any time thereafter, use for his own purposes or for any purposes other than those of the Company any intellectual property or knowledge or confidential information of any kind whatsoever he may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

6.

General

6.1

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

6.2

Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

 6.3

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior express written consent of the other party.

 6.4

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought and this Agreement supersedes all prior agreements between the parties.

 6.5

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

6.6

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or facsimile addressed as follows:

To the Company:

White Knight Gold (U.S.) Inc. Suite 922, 510 West Hastings Street Vancouver, B.C. V6B 1L8

Facsimile: (604) 681 0180

Attention: Michelle Koot

To the Consultant:

Robert Cuffney

10395 Briar Circle

Truckee, CA 96161

Facsimile: (530) 582-8002

or to such other address as may be given in writing by the Company or the Consultant and shall be deemed to have been received, if delivered, on the date of delivery and if sent by facsimile, on the date of delivery.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

THE CORPORATE SEAL of WHITE KNIGHT	)
GOLD U. S.) INC. as hereunto affixed in the	)
presence of:	)
	)	c/s
_____/s/____________________________________	)

SIGNED, SEALED & DELIVERED

)

by ROBERT CUFFNEY

)

in the presence of:

)

/s/

)

Signature of Witness

)

Name:   Eric Cuffney

)    /s/

)    ROBERT CUFFNEY

Address:  10395 Briar Circle

)

         Truckee, CA

)

Occupation:   student

)